Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q for the period ended September 30, 2021 of Medalist Diversified REIT, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, C. Brent Winn, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 12, 2021	/s/ C. Brent Winn
Date	C. Brent Winn
Chief Financial Officer
(principal accounting officer and principal financial officer)

This written report is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this written statement required by Section 906 has been provided to Medalist Diversified REIT, Inc. and will be retained by Medalist Diversified REIT, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.